UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010 (November 5, 2010)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2010, Cardtronics, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended September 30, 2010, which was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on the same date.  Subsequent to the issuance of this press release, the Company performed additional analysis of its consolidated income tax provision and associated balance sheet accounts, which resulted in a revision to certain amounts that were previously reported.  On November 5, 2010, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010 with the Securities and Exchange Commission (“SEC”) that included the corrected amounts.  The condensed statements below reflect the corrections that were made to the previously-reported amounts:

Condensed Consolidated Statements of Operations:
	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
	(In thousands, excluding per share amounts)

Total revenues	$136,605	$—	$136,605	$397,329	$—	$397,329
Total cost of revenues	91,451	—	91,451	269,251	—	269,251
Gross profit	45,154	—	45,154	128,078	—	128,078
Income from operations	18,579	—	18,579	50,386	—	50,386
(Loss) Income before income taxes	(3,313)	—	(3,313)	12,556	—	12,556
Income tax benefit	(20,652)	(3,316)	(23,968)	(17,261)	(3,316)	(20,577)
Net income	17,339	3,316	20,655	29,817	3,316	33,133
Net loss (income) attributable to noncontrolling interests	(108)	—	(108)	202	—	202
Net income attributable to controlling interests and available to common stockholders	17,447	3,316	20,763	29,615	3,316	32,931
Net income per common share – basic	0.42	0.07	0.49	0.71	0.08	0.79
Net income per common share –diluted	0.41	0.08	0.49	0.70	0.08	0.78

Condensed Consolidated Balance Sheet:
	As of September 30, 2010
	As Reported	Adjustments	As Adjusted
		(In thousands)
Total current assets	$42,347	$42	$42,389
Total assets	453,820	3,089	456,909
Total current liabilities	93,774	(227)	93,547
Total liabilities	431,928	(227)	431,701
Total stockholders’ equity	21,892	3,316	25,208

As a result of this adjustment, no changes were required to any of the Company’s previously reported non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per Share. However, the reconciliation for such non-GAAP measures was affected as a result of the change to the Company’s reported GAAP net income amounts. The tables below show the reported non-GAAP measures along with updated reconciliations to the relevant GAAP measures.

Summary of non-GAAP measures:
	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
	(In thousands, excluding per share amounts)
EBITDA	$33,582	$—	$33,582	$93,275	$—	$93,275
Adjusted EBITDA	34,872	—	34,872	98,044	—	98,044
Adjusted Net Income	11,356	—	11,356	30,154	—	30,154
Adjusted Net income per share	0.28	—	0.28	0.75	—	0.75
Adjusted Net income per diluted share	0.28	—	0.28	0.74	—	0.74
Free cash flow	1,445	—	1,445	32,492	—	32,492

Reconciliation of Net Income Attributable to Controlling Interest to EBITDA, Adjusted EBITDA, and Adjusted Net Income For the Three and Nine Months Ended September 30, 2010 and 2009 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$20,763	$6,398	$32,931	$3,818
Adjustments:
Interest expense, net	7,064	7,473	21,696	22,828
Amortization of deferred financing costs and bond discounts	546	606	1,818	1,777
Write-off of deferred financing costs and bond discounts	7,296	—	7,296	—
Redemption costs for early extinguishment of debt	7,193	—	7,193	—
Income tax (benefit) expense	(23,968)	1,251	(20,577)	3,284
Depreciation and accretion expense	10,865	9,986	31,351	29,560
Amortization expense	3,823	4,405	11,567	13,436
EBITDA	$33,582	$30,119	$93,275	$74,703

Add back:
Loss on disposal of assets (1)	368	1,047	1,840	4,831
Other (income) expense (2)	(247)	339	(244)	(788)
Noncontrolling interests (3)	(530)	(381)	(1,402)	(947)
Stock-based compensation expense (4)	1,699	1,257	4,575	3,376
Other adjustments to cost of ATM operating revenues	—	—	—	154
Other adjustments to selling, general, and administrative expenses (5)	—	—	—	1,463
Adjusted EBITDA	$34,872	$32,381	$98,044	$82,792
Less:
Interest expense, net (4)	6,949	7,389	21,338	22,592
Depreciation and accretion expense (4)	10,452	9,767	30,315	28,926
Income tax expense (at 35%)	6,115	5,329	16,237	10,946
Adjusted Net Income	$11,356	$9,896	$30,154	$20,328

Adjusted Net Income per share	$0.28	$0.25	$0.75	$0.52
Adjusted Net Income per diluted share	$0.28	$0.25	$0.74	$0.51

Weighted average shares outstanding – basic	40,529,280	39,356,013	40,119,310	39,123,738
Weighted average shares outstanding – diluted	41,207,238	40,117,598	40,790,504	39,768,708

(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods. The higher amounts during 2009 were primarily the result of certain optimization efforts taken during that year.

(2) Amounts exclude unrealized (gains) losses related to derivatives not designated as hedging instruments.
(3) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(4) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(5) For the nine month period ended September 30, 2009, other adjustments to selling, general, and administrative expenses primarily consisted of severance costs associated with the departure of the Company's former Chief Executive Officer in March 2009.

Reconciliation of Free Cash Flow For the Three and Nine Months Ended September 30, 2010 and 2009 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands)
Cash provided by operating activities	$20,392	$15,179	$72,993	$47,884
Payments for capital expenditures:
Cash used in investing activities	(18,947)	(8,275)	(39,959)	(19,074)
Fixed assets financed by direct debt	—	(443)	(542)	(443)
Total payments for capital expenditures	(18,947)	(8,718)	(40,501)	(19,517)
Free cash flow	$1,445	$6,461	$32,492	$28,367

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired.  During the three and nine month periods ended September 30, 2010, as a result of certain financing activities, the Company recorded a $7.2 million charge associated with the early extinguishment of debt and a $7.3 million charge to write off certain unamortized deferred financing costs and bond discounts related to the instruments retired. These charges have been excluded from EBITDA, Adjusted EBITDA, and Adjusted Net Income as the Company views these charges as one-time, non-recurring events specifically related to the Company's decision to improve its capital structure and financial flexibility and not related to the Company's ongoing operations. Furthermore, management feels the inclusion of such a charge in EBITDA would not contribute to management's understanding of the operating results and effectiveness of its business.  Since Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items, these measures may not be comparable to similarly-titled measures employed by other companies. Free Cash Flow is cash provided by operating activities less payments for capital expenditures, including those financed through direct debt. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and pursuant to Item 2.02 of Form 8-K, will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: November 5, 2010	By:	/s/ J. CHRIS BREWSTER
	Name:	J. Chris Brewster
	Title:	Chief Financial Officer

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